UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2006

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	0-643	16-0397420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West William Street, Corning, New York 14830
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (607) 936-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Corning Natural Gas Corporation
Form 8-K

Item 1.02. Termination of a Material Definitive Agreement.

Following notice of the results of the Corning Natural Gas Corporation (“Corning” or the “Company”) stockholder vote concerning the proposed merger with C&T Enterprises, Inc. (“C&T”), by letter dated October 16, 2006, counsel for C&T notified Corning that C&T was terminating the Merger Agreement dated May 11, 2006, among Corning, C&T and others (as amended, the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, a $250,000 termination fee may be payable by Corning if within twelve months of the termination of the Merger Agreement with C&T Corning enters into a definitive agreement relating to a Competing Transaction (as defined in the Merger Agreement) and such Competing Transaction is subsequently consummated.

The preceding description of the termination fee and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement.  A copy of the Merger Agreement, dated May 11, 2006, has been filed as Exhibit 10.1 to the Company’s Form 8-K that was filed on May 17, 2006 and the copy of Amendment No. 1 to the Merger Agreement has been filed as Exhibit 10.1 to the Company’s Form 8-K that was filed August 21, 2006.

Item 8.01. Other Events.

On October 13, 2006, the Company announced the results of the stockholder vote on the proposed merger with C&T Enterprises, Inc. (“C&T”) that occurred at the special stockholders meeting on October 11, 2006.

The vote to approve the merger with C&T Enterprises, Inc. was as follows:

		Percent of all outstanding shares
For	328,618	64.83%
Against	143,540	28.32%
Abstain	281	00.06%

New York law required that two-thirds (337,946) of all the Company’s outstanding shares (506,918) be voted in favor of the merger.  Thus, the Company did not obtain the requisite number of votes to approve the proposed merger with C&T.

Corning issued a News Release on October 13, 2006 relating to the stockholder vote.  The News Release has been filed herewith as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Description
99.01	Corning Natural Gas Corporation News Release, dated October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

Date: October 17, 2006	By:	/s/ Thomas K. Barry
Thomas K. Barry
Chairman and Chief Executive Officer

	By:	/s/ Firouzeh Sarhangi
Firouzeh Sarhangi
Chief Financial Officer